                                FIRST AMENDMENT
                                       OF
                             HELLER FINANCIAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

              (As Amended and Restated Effective January 1, 1996)


     WHEREAS, Heller Financial, Inc. (the "Company") maintains the Heller Financial, Inc. Supplemental Executive Retirement Plan As Amended and Restated Effective January 1, 1996 (the "Plan") for a select group of management and highly compensated employees of the Company and of certain related companies; and


     WHEREAS, Section 5 of the Plan reserves to the Company the power to amend or terminate the Plan, and it now is deemed desirable to amend the Plan;


     NOW, THEREFORE, in exercise of the power delegated to the Compensation Committee of the Board of Directors by the By-Laws of the Company and delegated to the undersigned officer by resolution of the Benefits Committee of the Company, to which the Compensation Committee has delegated its authority for this purpose, the Plan is hereby amended, effective January 1, 1999 in the following particulars:

     1. By substituting the following for the first sentence of subsection 1.3 of the Plan:

     "The Company and each other Heller Controlled Group Member that has been designated by the Compensation Committee of the Board of Directors of the Company, or its delegate, are referred to herein as the 'Employers.' Each is individually an 'Employer.'"

     2.  By substituting the following for subsection 2.1 of the Plan:

               "2.1. Eligibility. Each employee of an Employer will become a Participant in this Plan on the earliest of the following dates:

          (a) the date that the benefits the employee would otherwise accrue in the Retirement Plan are limited by operation of Code Section 415 or 401(a)(17);

          (b) the date that the benefits the employee would otherwise accrue in the Retirement Plan are limited because the employee's Supplemental Compensation (as defined in subsection 2.2 below) is not considered in determining benefits under the Retirement Plan; and

          (c) the effective date of any contract between the employee and an Employer that provides for an Employment Contract Benefit (as defined in subsection 2.2 below.

     Notwithstanding the foregoing, an employee who becomes eligible to participate in the Plan by virtue of paragraph (a) or (b) above, but who does not participate in the Retirement Plan on the date described in paragraph (a) or (b) will not become a Participant in this Plan until he becomes a participant in the Retirement Plan."

     3.   By substituting the following for subsection 2.2 of the Plan:

               "2.2. Supplemental Benefit. At a Participant's retirement or earlier termination of employment with all Heller Controlled Group Members, the Participant will be entitled to the "Supplemental Benefit" that has accrued for him under the Plan. As of any given date, a Participant's accrued Supplemental Benefit is the full amount of retirement benefit produced for the Participant by applying the Retirement Plan pension formula to the Participant on that date (the 'Full Benefit'), less the maximum amount of retirement benefit that can be provided under the Retirement Plan after applying the limitations imposed by Code Sections 401(a)(17) and 415, plus the Participant's Employment Contract Benefit, if any.

               "In determining the Full Benefit, the Participant's Supplemental Compensation, if any, is treated as compensation considered under the Retirement Plan. A Participant's 'Supplemental Compensation' for a plan year is any base salary that is deferred that plan year by the Participant under any nonqualified deferred compensation plan maintained by the Employers. Also in determining a Participant's Full Benefit, only service with an Employer while it is a Heller Controlled Group Member will be considered. Notwithstanding the foregoing, service with an Employer before the date the Employer first became a Heller Controlled Group Member and service with a predecessor employer will be considered if:

          (a) the service formed the basis of a benefit under an unfunded, non-qualified retirement plan maintained by the Employer before it first became a Heller Controlled Group member or maintained by the predecessor employer (a 'prior plan');

          (b) the Company assumed liability for benefits under the prior plan pursuant to the terms of an asset or stock purchase agreement; and

          (c) the service is not counted in calculating the Participant's Employment Contract Benefit.

               "An 'Employment Contract Benefit' is any amount to which the Participant is entitled under an individual agreement with the Employer that is designed to compensate the Participant for the loss of service and/or earnings credit under one or more qualified or nonqualified retirement plans of an unrelated employer, or for loss of service credit under the Retirement Plan because of an absence from the employ of the Heller Controlled Group Members.

               "A Participant's accrued Supplemental Benefit will become nonforfeitable on the same basis and at the same time as his accrued benefit under the Retirement Plan becomes nonforfeitable, except if and to the extent a Participant's Employment Contract Benefit provides otherwise."

     4. By substituting "$100,000" for "$10,000" where the latter amount appears in subsection 2.4.

     5. By substituting the phrase "the Compensation Committee of the Board of Directors of the Company, or its designee" for the phrase "the Company or its designee" where the latter phrase appears in Section 4 of the Plan.

     6.   By redesignating Section 5 as Section 6.

     7.   By adding the following new Section 5 to the Plan:

                                   "SECTION 5
                                    ---------

                             Employer Participation
                             ----------------------

               "5.1. Adoption of Plan. Any Heller Controlled Group Member may, with the approval of the Administrator and under such terms and conditions as the Administrator may prescribe, adopt the corresponding portions of the Plan by resolution of its board of directors. The Administrator will amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Employer, and the appearance of an Employer's name in Appendix A will be conclusive proof that the Administrator has approved the Employer's adoption of the Plan. An adopting Employer will not have the authority to amend or terminate the Plan under Section 6.

               "5.2. Withdrawal from the Plan by Employer. Any Employer has the right, at any time, upon the approval of and under any conditions imposed by the Administrator, to withdraw from the Plan by delivering to the Administrator written notice of its election to withdraw. Participants who are employees of a withdrawing Employer will accrue no additional benefits or, unless the Administrator otherwise provides, vesting service, under this Plan. Benefits owing to a Participant on account of service with a withdrawing Employer will continue to be the responsibility of the withdrawing Employer."

     8. By adding the phrase "or its designee" after the phrase "Board of Directors of the Company" in Section 6, as renumbered by particular 6 above.

     9. By adding the following new Appendix A to the Plan, immediately at the end of the Plan.

                                  "APPENDIX A
                                   ----------

                                   Employers
                                   ---------

     "The Heller Controlled Group Members (other than the Company) listed below have adopted the Plan for their employees and, where noted, have withdrawn from the Plan, effective as of the dates indicated.

     "Employer                           Adoption Date       Withdrawal Date
      --------                           -------------       ---------------

     Heller Financial Leasing, Inc.      January 1, 1999"


            *          *          *          *          *          *

     IN WITNESS WHEREOF, on behalf of the Company, the undersigned officer has executed this amendment and consent this 28th day of April, 1999.

                                        HELLER FINANCIAL, INC.



                                        By:_________________________________
                                           Nina B. Eidell
                                           Executive Vice President
                                           Chief Human Resources Officer